Park Sterling Corporation
Investor Presentation
First Quarter 2014

Forward Looking Statements and Non-GAAP Measures

PARKSTERLING

Forward Looking Statements

This presentation contains, and Park Sterling and its management may make, certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," "goal," "target" and similar expressions. Park Sterling cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: inability to identify and successfully negotiate and complete additional combinations with potential merger partners or to successfully integrate such businesses into Park Sterling, including the company's ability to adequately estimate or to realize the benefits and cost savings from and limit any unexpected liabilities acquired as a result of any such business combination; failure to effectively redeploy resources from custody business to the core asset management business; failure to generate an adequate return on investment related to the Richmond loan production office or other hiring initiatives; failure to generate future growth in metropolitan market loan balances; the effects of negative or soft economic conditions or a "double dip" recession, including stress in the commercial real estate markets or delay or failure of recovery in the residential real estate markets; changes in consumer and investor confidence and the related impact on financial markets and institutions; changes in interest rates; failure of assumptions underlying the establishment of allowances for loan losses; deterioration in the credit quality of the loan portfolio or in the value of the collateral securing those loans; deterioration in the value of securities held in the investment securities portfolio; the possibility of recognizing other than temporary impairments on holdings of collateralized loan obligation securities as a result of the Volcker Rule; the impacts on the company of a potential increasing rate environment; the potential impacts of any additional government shutdown and further debt ceiling impasse, including the risk of a U.S. credit rating downgrade or default, or continued global economic instability, which could cause disruptions in the financial markets, impact interest rates, and cause other potential unforeseen consequences; fluctuations in the market price of the common stock, regulatory, legal and contractual requirements, other uses of capital, the company's financial performance, market conditions generally, and future actions by the board of directors, in each case impacting repurchases of common stock or declaration of dividends; legal and regulatory developments, including changes in the federal risk-based capital rules; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including acquisition accounting fair market value assumptions and accounting for purchased credit-impaired loans, and the impact on Park Sterling's financial statements; and management's ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.

Forward-looking statements speak only as of the date they are made, and Park Sterling undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

NON-GAAP FINANCIAL MEASURES

Certain financial measures contained herein represent non-GAAP financial measures. For more information about these non-GAAP financial measures and the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations, see the appendix in this presentation.

Introduction to Park Sterling

PARKSTERLING

Formed in October 2006

- Largest de novo raise in NC history ($45 million)
- Experienced community and regional banking team
- Deployed scalable Jack Henry SilverLake® platform

Pre-Initial Public Offering

- Grew to $488 million in total assets
- Established locations in Charlotte and Wilmington, NC
- Became FDIC bid-eligible institution

Initial Public Offering (August 2010)

- Raised gross proceeds of $150.2 million
- Reconstituted management team and board of directors
- Embarked on accelerated growth strategy

Subsequent Developments

- Fully integrated two strategic partnerships
- Expanded presence and entered key growth markets
- Enhanced credit and non-credit product capabilities
- Strengthened talent across market, product and functional areas

Well positioned to drive long-term profitability through improvements in current business model, investments in organic growth and disciplined merger activity.

Park Sterling Today

PARKSTERLING

- Premier community banking franchise in the Charlotte-Gastonia-Rock Hill MSA
  - Largest branch network and deposit base
  - Exceptional banking team
- Established origination capabilities in additional growth markets
  - Raleigh and Wilmington, NC
  - Charleston and Greenville, SC
  - Richmond, VA
- Broad product capabilities
  - Wealth management, mortgage banking, treasury services, asset-based lending, builder finance
- Logical branch footprint with strong core deposit franchise
  - Follows I-77/ I-85 corridors
  - Extends into North Georgia

I am PARKSTERLING ...You can count on me.



Richmond
Raleigh
Gastonia
Charlotte
Greenville
Greenwood
Wilmington
Columbia
Atlanta
Charleston
Branch (43)
Loan Production Office (1)

Focused Vision and Strategy

PARKSTERLING

Vision

- ☐ Capitalize on unique opportunity to create a highly respected regional community banking franchise
  - Return to soundness, profitability and growth
  - Diversified by geography and business mix
  - Noted for exceptional risk management, market management, relationship management and customer service
  - Financial institution of choice for prospects, customers, employees, shareholders and communities

Large enough to help customers achieve their financial aspirations, yet small enough to care that they do.

Strategy

- ☐ To achieve our vision we will
  - Focus on markets well known to management
  - Employ the community banking model of market management by geography
  - Accelerate asset generation through *de novo* entry into identified high growth markets with the recruitment of experienced in-market talent
  - Utilize merger capabilities to acquire strong core deposit franchises and to expand product and line of business capabilities

Positioned to play bigger than our footprint.

Experienced Leadership

PARKSTERLING

Executive Officers

James C. Cherry *Chief Executive Officer*		37 years of banking experience including Chief Executive Officer of Mid-Atlantic Banking, President of Virginia Banking, Head of Trust and Investment Management for Wachovia Bank.
Bryan F. Kennedy, III *President*		32 years of banking experience including President North Carolina, Regions Bank and Executive Vice President, Park Meridian Bank. Helped organize Park Sterling in October 2006.
David L. Gaines *Chief Financial Officer*		27 years of banking experience including Chief Risk Officer for Corporate and Investment Banking, Senior VP and Comptroller, and Co-Manager of integration office for Wachovia Corporation. Charlotte Business Journal 2013 public company CFO of year .
Nancy J. Foster *Chief Risk Officer*		30 years of banking experience including Chief Risk Officer for CIT Group and Chief Credit Officer of Community Banking Group at LaSalle Bank. Current Vice Chair of Risk Management Association (RMA).

Non-Management Directors

Leslie M. (Bud) Baker, Jr. *Chairman*		Retired Chairman of Wachovia Corporation. Also served Wachovia as Chairman, President, Chief Executive Officer, and Chief Credit Officer, as well as President of the North Carolina Bank.
Walter C. Ayers *Director*		Retired President and Chief Executive Officer of the Virginia Bankers Association. Served as member of ABA's Communication Counsel, Government Relations Counsel and others.
Larry W. Carroll *Director*		President and Chief Executive Officer of Carroll Financial Associates, Inc, a registered investment advisory firm. CPA background. Park Sterling organizer in October 2006.
Jean E. Davis *Director*		Retired Executive and Head of Operations, Information Technology and e-Commerce at Wachovia Corporation. Also formerly Head of Human Resources, Head of Retail Banking of Wachovia Corporation.
Patricia C. Hartung *Director*		Executive Director of Upper Savannah Council of Governments. Founding member and former Chair of Community Capital Corporation.
Thomas B. Henson *Director*		President of Henson-Tomlin Interest, LLC and Senior Managing Director of Southeastern Private Investment Fund. Helped organize Park Sterling in October 2006. M&A attorney by background.
Jeffrey S. Kane *Director*		Retired Senior Vice President in charge of Charlotte office of Federal Reserve Bank of Richmond. Also served as head of Banking Supervision and Regulation.
Kim S. Price *Vice Chairman*		Former President and Chief Executive Officer of Citizens South Banking Corporation and Citizens South Bank.
Ben R. Rudisill, II *Director*		President of Rudisill Enterprises, Inc. since 1976. Former Chairman of Citizens South Banking Corporation and Citizens South Bank.

Disciplined M&A

PARKSTERLING

	Total Assets			Deal Value		Valuation Premiums			
	Buyer $	Target $	Target/ Buyer	Total $	$ / Assets	Price/ Book	Price/ Tang Book	Premium/ Core Dep	1-Day Mkt Prem
U.S. Bank and Thrift Transactions[1]									
U.S. Average	$ 17,853,023	$ 915,027	5.1%	$ 130,798	11.2%	108.4%	112.4%	1.73%	38.62%
U.S. Median	$ 840,606	$ 137,421	16.3%	$ 18,500	10.7%	110.6%	112.5%	1.57%	37.65%
Park Sterling Transactions									
Citizens South[2]	**$ 1,130,751**	**$ 1,073,815**	**95.0%**	**$ 77,802**	**7.2%**	**112.0%**	**114.0%**	**-1.58%**	**35.23%**
Community Capital[3]	**$ 616,108**	**$ 655,934**	**106.5%**	**$ 32,316**	**4.9%**	**67.9%**	**69.7%**	**-3.17%**	**21.21%**

1 - Source: SNL (announcements from January 1, 2011 to March 31, 2013; 430 transactions).
2 - Citizens South Banking Corporation merger announced May 13, 2012; closed October 1, 2012
3 - Community Capital Coporation merger announced March 30, 2011; closed November 1, 2011

Efficient: doubled in size with each merger

Disciplined : attractive valuation levels

- Focused on long-term, value enhancing partnerships in the Carolinas and Virginia
  - Driving operating scale to improve profitability
  - Building core deposits and expanding product capabilities to enhance franchise value
  - Expanding customer base to diversify and grow revenue sources
  - Improving branch concentration to enhance operating efficiency
- Dedicated to managing transaction risk
  - Focusing on markets and product capabilities well known to management
  - Leveraging experienced due diligence team to ensure sound valuations
  - Leveraging experienced management team to ensure effective integration (systems, processes, culture, cost savings)

($ in 000's) ***Disclosure Policy:*** *Management generally will not comment on specific M&A opportunities prior to execution of a definitive agreement.*

Attractive Demographic Profile

PARKSTERLING

Metro Market MSAs	Number of Branches	Company Deposits in Market ($000)	Deposit Market Share (%)	Percent of National Franchise (%)	Total Population 2013 (Actual)	Population Change 2010-2013 (%)	Projected Population Change 2013-2018 (%)	Median HH Income 2013 ($)	Projected HH Income Change 2013-2018 (%)
Charlotte-Concord-Gastonia, NC-SC	17	876,188	0	54.62	2,302,347	3.85	7.08	50,909	13.94
Greenville-Anderson-Mauldin, SC	9	161,972	1	10.10	850,047	3.15	5.13	43,225	20.00
Wilmington, NC	1	38,125	1	2.38	261,782	2.71	6.03	46,725	16.97
Raleigh, NC	1	13,955	0	0.87	1,196,126	5.81	10.56	57,914	17.41
Charleston-North Charleston, SC	1	6,164	0	0.38	694,855	4.55	9.20	50,420	11.30
Richmond, VA (Loan Production Office)	-	-	-	-	1,233,702	2.12	4.80	55,994	14.42
Metro Market MSA Totals	**29**	**1,096,404**		**68.35**	**6,538,859**				
Weighted Average: MSA						**3.74**	**6.81**	**49,715**	**14.97**
Aggregate: National					**314,467,933**	**1.85**	**3.62**	**51,314**	**16.11**

- Concentrated branch presence in attractive Charlotte-Gastonia-Rock Hill MSA
  - Approximately 55% of total deposits
  - Projected five-year population change of 7.08%, or 2.0x national average
- Concentrated deposit presence in attractive metro markets
  - Approximately 68% of total deposits
- Business origination presence in targeted growth markets
  - Charlotte, Raleigh and Wilmington, NC
  - Greenville and Charleston, SC
  - Richmond, VA

Source: SNL

Record Operating Results

Adjusted Net Income*

	2012Q4	2013Q1	2013Q2	2013Q3	2013Q4
Reported pretax income	$ 2,093	$ 4,964	$ 5,780	$ 6,320	$ 5,600
Plus: merger-related expenses	3,167	836	822	167	386
Less: gain on sale of securities	-	-	(104)	-	6
Adjusted pretax income	5,260	5,800	6,498	6,487	5,992
Tax expense	1,691	1,995	2,235	2,162	1,697
Adjusted net income	$ 3,569	$ 3,805	$ 4,263	$ 4,325	$ 4,295
Preferred dividends	51	51	302	-	-
Adjusted net income available to common	$ 3,518	$ 3,754	$ 3,961	$ 4,325	$ 4,295
Adjusted net income available to common per share	$ 0.08	$ 0.09	$ 0.09	$ 0.10	$ 0.10

Adjusted Return on Average Assets (%)* (annualized)


1.20
1.00
0.80
0.60
0.40
0.20
0.69
0.77
0.81
0.87
0.88
0.25
0.65
0.72
0.85
0.83
1.04 0.62 0.30
1.01 0.73 0.48
1.07 0.81 0.64
0.97 0.80 0.68
2012Q4
2013Q1
2013Q2
2013Q3
2013Q4
75th %
50th %
25th %
PSTB (adj)*
PSTB

- Five consecutive quarters of record or record matching operating results, as measured by adjusted net income available to common shareholders*
  - $4.3 million, or $0.10 per share, in 2013Q4 compared to $4.3 million, or $0.10 per share in 2013Q3 and compared to $$3.5 million, or $0.08 per share , in 2012Q4
- Top quartile adjusted return on average assets* compared to Carolinas and Virginia peer group
  - 0.88% in 2013Q4 compared to 0.87% in 2012Q3 and compared to 0.69% in 2012Q4
- Results achieved in highly competitive environment
  - Without stretching for yield through extended duration loans or investments
  - While continuing to invest in markets and business lines to enhance future growth

Source: SNL and company data

** Non-GAAP financial measure (reconciliation to the most comparable GAAP measure is presented above and in the Appendix).*

Peer group percentiles include publicly held depository institutions identified in Appendix.

Strong Asset Quality

Loan Portfolio by Risk Grade (%)


100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
1.6%
1.7%
96.7%
1.6%
1.3%
97.1%
1.3%
1.1%
97.6%
1.3%
1.4%
97.3%
1.1%
1.6%
97.3%
2012Q4
2013Q1
2013Q2
2013Q3
2013Q4
Pass Grade
Special Mention
Classified

NPAs to Total Assets (%)


6.00
5.00
4.00
3.00
2.00
1.00
2.11
1.93
1.58
1.52
1.37
5.03 2.68 2.49
4.88 2.73 2.17
4.56 2.42 1.64
4.12 1.98 1.52
2012Q4
2013Q1
2013Q2
2013Q3
2013Q4
75th %
50th %
25th %
PSTB

- Credit profile continued to improve in 2013Q4, strengthening our already top quartile profile
  - Pass Grade loans remain above 97% of total loans
  - Nonperforming loans decreased $2.4 million (16%) to $12.3 million, or 0.95% of total loans
  - Nonperforming assets decreased $2.8 million (9%) to $26.8 million, or 1.37% of total assets
    - OREO decreased $389,000 (3%) to $14.5 million, of which $5.1 million is covered OREO (35% of total)
  - Net charge-offs totaled $805,000, or 0.24% of total loans (annualized)

- Remain comfortable with allowance for loan losses and remaining FMV acquisition accounting adjustments for acquired loans
  - Allowance for loan losses to total loans of 0.68%
  - FMV adjustments to acquired loans of 6.65%

Source: SNL and company data
** Non-GAAP financial measure (reconciliation to the most comparable GAAP measure is presented in the Appendix)*

Peer group percentiles include publicly held depository institutions identified in Appendix.

Strong Balance Sheet

PARKSTERLING

Tier 1 Leverage Ratio (%)



14.00
12.00
10.00
8.00
6.00
4.00
2.00
11.15
11.62
11.80
11.11
11.63
10.76 10.00 9.65
11.20 10.55 9.67
10.94 10.49 9.37
11.23 10.55 9.99
2012Q4
2013Q1
2013Q2
2013Q3
2013Q4
75th %
50th %
25th %
PSTB

Tangible Common Equity* to Tangible Assets* (%)



14.00
12.00
10.00
8.00
6.00
4.00
2.00
10.97
11.43
11.41
11.78
11.79
8.69 7.62 6.72
9.01 8.42 7.43
9.14 8.28 7.84
9.41 8.36 7.84
2012Q4
2013Q1
2013Q2
2013Q3
2013Q4
75th %
50th %
25th %
PSTB

- Capitalization remains well positioned to support growth initiatives at 2013Q4
  - Tier 1 leverage ratio of 11.63%
  - Tangible common equity to tangible assets* of 11.79%
- Strong financial profile allows for thoughtful capital management initiatives
  - 2.2 million share authorization instituted in November 2012 (approximately 59,000 shares purchased through 2013Q4)
  - $20.5 million in Series C Preferred Stock assumed in merger with Citizens South fully redeemed in July 2013
  - $0.02 quarterly cash dividend on common shares initiated in July 2013[1]

*Source: SNL and company data * Non-GAAP financial measure (reconciliation to the most comparable GAAP measure is presented in the Appendix)*
[1] Subsequent dividends paid in October 2013 and January 2014. Future dividend payments subject to Board of Directors approval..

Peer group percentiles include publicly held depository institutions identified in Appendix.

Closing Comments

PARKSTERLING

Strong Financial Performance in 2013

- Reported exceptional annual operating results
  - Record net income available to common shareholders of $15.0 million, or $0.34 per share, in 2013 compared to $4.3 million, or $0.12 per share, in 2012
  - Record adjusted net income available to common shareholders* of $16.3 million, or $0.37 per share, in 2013 compared to $7.5 million, or $0.21 per share, in 2012
  - Nonperforming loans to total loans decreased to 0.95% compared to 1.31% at 2012Q4
  - Nonperforming assets to total assets decreased to 1.37% compared to 2.11% at 2012Q4
  - Tier 1 leverage ratio increased to 11.63% compared to 11.15% at 2012Q4
  - Redeemed $20.5 million in Series C Preferred Stock (SBLF Preferred; September 2013)
  - Initiated cash dividend on common shares ($0.02 per share paid in 2013Q3 and 2013Q4, and to be paid in 2014Q1)

Well Positioned for Future Growth

- Positioned for organic growth
  - Retail banking expected to benefit from investments in training and product capabilities
  - Wealth management and mortgage banking expected to benefit from new leadership
  - Metro markets expected to continue strong performance with addition of Richmond presence
  - Community markets expected to benefit from new leadership
  - Maintain strong infrastructure and balance sheet to support growth
- Positioned for partnerships
  - Remain active in M&A discussions

* Non-GAAP financial measure (reconciliation to the most comparable GAAP measure is presented in the Appendix)

PARKSTERLING

PARKSTERLING

Reconciliation of Non-GAAP Measures

PARKSTERLING

PARK STERLING CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
($ in thousands, except per share amounts)
(three month and period end results unless otherwise stated)

	December 31, 2013 (Unaudited)	September 30, 2013 (Unaudited)	June 30, 2013 (Unaudited)	March 31, 2013 (Unaudited)	December 31, 2012 (Unaudited)
Adjusted net income (three months)					
Pretax income (as reported)	$ 5,600	$ 6,320	$ 5,780	$ 4,964	$ 2,093
Plus: merger-related expenses	386	167	822	836	3,167
(gain) loss on sale of securities	6	-	(104)	-	-
Adjusted pretax income	5,992	6,487	6,498	5,800	5,260
Tax expense	1,697	2,162	2,235	1,935	1,691
Adjusted net income	$ 4,295	$ 4,325	$ 4,263	$ 3,865	$ 3,569
Preferred dividends	-	-	302	51	51
Adjusted net income available to common shareholders	$ 4,295	$ 4,325	$ 3,961	$ 3,814	$ 3,518
Divided by: weighted average diluted shares	44,288,998	44,273,821	44,204,581	44,069,033	44,025,874
Adjusted net income available to common shareholders per share	$ 0.10	$ 0.10	$ 0.09	$ 0.09	$ 0.08
Estimated tax rate	*28.32%*	*33.40%*	*34.40%*	*34.43%*	*32.15%*
Adjusted net income (twelve months)					
Pretax income (as reported)	$ 22,664				$ 6,649
Plus: merger-related expenses	2,211				5,895
(gain) loss on sale of securities	(98)				(1,478)
Adjusted pretax income	24,777				11,066
Tax expense	8,089				3,558
Adjusted net income	$ 16,688				$ 7,508
Preferred dividends	353				51
Adjusted net income available to common shareholders	$ 16,335				$ 7,457
Divided by: weighted average diluted shares	44,053,353				35,108,229
Adjusted net income available to common shareholders per share	$ 0.37				$ 0.21
Estimated tax rate	*32.65%*				*32.15%*
Adjusted net interest margin					
Net interest income (as reported)	$ 17,702	$ 18,314	$ 18,671	$ 17,736	$ 19,532
Less: accelerated mark accretion	(365)	(529)	(560)	-	(921)
Less: other accelerated accretion	-	-	-	-	(121)
Adjusted net interest income	17,337	17,785	18,111	17,736	18,490
Divided by: average earning assets	1,722,688	1,747,886	1,742,312	1,752,366	1,782,922
Multiplied by: annualization factor	3.97	3.97	4.01	4.06	3.98
Adjusted net interest margin	3.99%	4.04%	4.17%	4.11%	4.13%
Net interest margin	4.08%	4.16%	4.30%	4.11%	4.36%
Adjusted noninterest income					
Noninterest income (as reported)	$ 4,404	$ 3,257	$ 3,968	$ 3,458	$ 3,592
Less: (gain) loss on sale of securities	6	-	(104)	-	-
Adjusted noninterest income	$ 4,410	$ 3,257	$ 3,864	$ 3,458	$ 3,592
Adjusted noninterest expense					
Noninterest expense (as reported)	$ 15,726	$ 15,670	$ 16,784	$ 15,921	$ 20,037
Less: merger-related expenses	(386)	(167)	(822)	(836)	(3,167)
Adjusted noninterest expense	15,340	15,503	15,962	15,085	16,870
Adjusted total revenues					
Net interest income (as reported)	$ 17,702	$ 18,314	$ 18,671	$ 17,736	$ 19,532
Adjusted noninterest income	4,410	3,257	3,864	3,458	3,592
Adjusted total revenues	$ 22,112	$ 21,571	$ 22,535	$ 21,194	$ 23,124

(Unaudited; $ in thousands)

Non-GAAP Financial Measures

Tangible assets, tangible common equity, tangible book value, adjusted net income available to common shareholders, adjusted net interest margin, adjusted noninterest income, adjusted noninterest expenses, adjusted total revenues, adjusted allowance for loan losses, adjusted net charge-offs (recoveries) to average loans (annualized), and related ratios and per share measures, including adjusted return on average assets and adjusted return on average equity, as used throughout this release, are non-GAAP financial measures. Management uses (i) tangible assets, tangible common equity and tangible book value (which exclude goodwill and other intangibles from equity and assets), and related ratios, to evaluate the adequacy of shareholders' equity and to facilitate comparisons with peers; (ii) adjusted allowance for loan losses (which includes net FMV adjustments related to acquired loans) and adjusted net charge-offs/ recoveries (which exclude the impact of acquisition accounting related to PCI loans) to evaluate both its asset quality and asset quality trends, and to facilitate comparisons with peers; and (iii) adjusted net income, adjusted noninterest income, adjusted noninterest expenses and adjusted total revenues (which exclude merger-related expenses and gain on sale of securities, as applicable), adjusted net interest margin (which excludes accelerated accretion of net acquisition accounting fair market value adjustments), adjusted return on average assets and adjusted return on average equity (which exclude merger-related expenses and gain on sale of securities) to evaluate core earnings and to facilitate comparisons with peers.

Appendix:

Reconciliation of Non-GAAP Measures (continued)

PARK STERLING CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
($ in thousands, except per share amounts)
(three month and period end results unless otherwise stated)

	December 31, 2013 (Unaudited)	September 30, 2013 (Unaudited)	June 30, 2013 (Unaudited)	March 31, 2013 (Unaudited)	December 31, 2012 (Unaudited)
Adjusted return on average assets					
Adjusted net income available to common shareholders	$ 4,295	$ 4,325	$ 3,961	$ 3,754	$ 3,518
Divided by: average assets	1,936,759	1,967,304	1,967,736	1,978,144	2,020,662
Multiplied by: annualization factor	3.97	3.97	4.01	4.06	3.98
Adjusted return on average assets	0.88%	0.87%	0.81%	0.77%	0.69%
Return on average assets	0.83%	0.85%	0.72%	0.65%	0.25%
Adjusted return on average equity					
Adjusted net income available to common shareholders	$ 4,295	$ 4,325	$ 3,961	$ 3,754	$ 3,518
Divided by: average common equity	263,217	258,860	261,511	258,234	257,335
Multiplied by: annualization factor	3.97	3.97	4.01	4.06	3.98
Adjusted return on average equity	6.47%	6.63%	6.07%	5.90%	5.44%
Return on average equity	6.05%	6.46%	5.38%	5.01%	1.96%
Tangible common equity to tangible assets					
Total assets	$ 1,960,790	$ 1,939,891	$ 1,972,923	$ 1,983,571	$ 2,032,794
Less: intangible assets	(35,049)	(35,306)	(35,563)	(35,821)	(36,078)
Tangible assets	$ 1,925,741	$ 1,904,585	$ 1,937,360	$ 1,947,750	$ 1,996,716
Total common equity	$ 262,083	$ 259,753	$ 256,557	$ 258,485	$ 255,202
Less: intangible assets	(35,049)	(35,306)	(35,563)	(35,821)	(36,078)
Tangible common equity	$ 227,034	$ 224,447	$ 220,994	$ 222,664	$ 219,124
Tangible common equity	$ 227,034	$ 224,447	$ 220,994	$ 222,664	$ 219,124
Divided by: tangible assets	$ 1,925,741	$ 1,904,585	$ 1,937,360	$ 1,947,750	$ 1,996,716
Tangible common equity to tangible assets	11.79%	11.78%	11.41%	11.43%	10.97%
Common equity to assets	13.37%	13.39%	13.00%	13.03%	12.55%
Tangible book value per share					
Issued and outstanding shares	44,730,669	44,761,384	44,700,805	44,648,165	44,575,853
Less: nondilutive restricted stock awards	(770,399)	(753,900)	(749,900)	(718,260)	(646,260)
Period end dilutive shares	43,960,270	44,007,484	43,950,905	43,929,905	43,929,593
Tangible common equity	$ 227,034	$ 224,447	$ 220,994	$ 222,664	$ 219,124
Divided by: period end dilutive shares	43,960,270	44,007,484	43,950,905	43,929,905	43,929,593
Tangible common book value per share	$ 5.16	$ 5.10	$ 5.03	$ 5.07	$ 4.99
Common book value per share	$ 5.96	$ 5.90	$ 5.84	$ 5.88	$ 5.81
Adjusted allowance for loan losses					
Allowance for loan losses	$ 8,831	$ 8,652	$ 10,847	$ 10,749	$ 10,591
Plus: acquisition accounting FMV adjustments to acquired loans	37,783	41,389	44,179	49,633	53,719
Adjusted allowance for loan losses	$ 46,614	$ 50,041	$ 55,026	$ 60,382	$ 64,310
Divided by: total loans (excluding LHFS)	$ 1,296,918	$ 1,316,342	$ 1,304,659	$ 1,328,749	$ 1,356,707
Adjusted allowance for loan losses to total loans	3.59%	3.80%	4.22%	4.54%	4.74%
Allowance for loan losses to total loans	0.68%	0.66%	0.83%	0.81%	0.78%
Adjusted net charge-offs (recoveries) (annualized)					
Net charge-offs (recoveries)	$ 815	$ 1,776	$ 274	$ 151	$ (390)
Less: net charge-offs (recoveries) of PCI loans (ASC 310-30)	-	(960)	23	(414)	-
Adjusted net charge-offs (recoveries)	$ 815	$ 816	$ 297	$ (263)	$ (390)
Divided by: average loans	$ 1,310,381	$ 1,319,026	$ 1,333,318	$ 1,346,603	$ 1,308,627
Multiplied by: annualization factor	3.97	3.97	4.01	4.06	3.98
Adjusted net charge-offs (recoveries) (annualized)	0.25%	0.25%	0.09%	-0.08%	-0.11%
Net charge-offs (recoveries) (annualized)	0.24%	0.53%	0.08%	0.05%	-0.11%

(Unaudited; $ in thousands)

PARKSTERLING

Special Note

As contemplated during the 2010 public offering, in 2011 Park Sterling awarded certain performance-based restricted shares to officers and directors following formation of the bank holding company. The 554,400 restricted shares outstanding as of December 31, 2013 (568,260 restricted shares in prior quarters; decrease a result of 13,860 restricted shares forfeited in the second quarter of 2013) vest one-third each when the Company's stock price per share reaches the following performance thresholds for 30 consecutive trading days: (i) 125% of offer price ($8.13); (ii) 140% of offer price ($9.10); and (iii) 160% of offer price ($10.40). These anti-dilutive restricted shares are issued (and thereby have voting rights), but are not included in earnings per share or tangible book value per share calculations until they vest (and thereby have economic rights).

Peer Group

PARKSTERLING

- The peer institutions listed below have been selected based on the following criteria:
  - Publicly traded depository on a major exchange
  - Generally headquartered in the Carolinas, Virginia or Georgia
  - Total assets between $1 billion and $10 billion
  - Material presence in Park Sterling's current operating markets (generally, based on branch presence)

	Institution Name	Ticker	Exchange	State	City	Total Assets 2013Q3 ($ in thousands)	Market Capitalization* ($ in millions)
1	American National Bankshares Inc.	AMNB	NASDAQ	VA	Danville	$ 1,324,185	193.1
2	Ameris Bancorp	ABCB	NASDAQ	GA	Moultrie	2,818,502	527.3
3	BNC Bancorp	BNCN	NASDAQ	NC	High Point	2,968,709	472.3
4	Capital Bank Financial Corporation	CBF	NASDAQ	FL	Coral Gables	6,601,311	1,195.0
5	VantageSouth Bancshares	VSB	NASDAQ	NC	Raleigh	2,046,071	235.3
6	First Bancorp	FBNC	NASDAQ	NC	Troy	3,172,440	339.7
7	First Community Bancshares, Inc.	FCBC	NASDAQ	VA	Bluefield	2,652,651	315.3
8	CommunityOne Bancorp	COB	NASDAQ	NC	Asheboro	2,037,173	252.4
9	NewBridge Bancorp	NBBC	NASDAQ	NC	Greensboro	1,802,342	207.0
10	Palmetto Bancshares, Inc.	PLMT	NASDAQ	SC	Greenville	1,099,897	166.7
11	**Park Sterling Corporation**	**PSTB**	**NASDAQ**	**NC**	**Charlotte**	**1,940,060**	**322.8**
12	Peoples Bancorp of North Carolina, Inc.	PEBK	NASDAQ	NC	Newton	1,042,741	85.0
13	First Financial Holdings, Inc.	SCBT	NASDAQ	SC	Columbia	8,028,441	1,595.3
14	TowneBank	TOWN	NASDAQ	VA	Portsmouth	4,570,905	543.0
15	United Community Banks, Inc.	UCBI	NASDAQ	GA	Blairsville	7,243,293	1,081.4
16	Yadkin Valley Financial Corporation	YDKN	NASDAQ	NC	Elkin	1,813,517	267.8

** Market capitalization shown as of January 21, 2014.*

Source: SNL Financial